Exhibit 5.1

NORTH POINT • 901 LAKESIDE AVENUE • CLEVELAND, OHIO 44114.1190

TELEPHONE: +1.216.586.3939 • FACSIMILE: +1.216.579.0212

March 7, 2018

FirstEnergy Corp.

76 South Main Street

Akron, Ohio 44308

Re: Registration Statement on Form S-3 Filed by FirstEnergy Corp.

Ladies and Gentlemen:

We have acted as counsel for FirstEnergy Corp., an Ohio corporation (the “Company”), in connection with the registration for resale from time to time by certain of the Company’s stockholders of up to 58,964,222 shares (the “Securities”) of the Company’s common stock, par value $0.10 per share, issuable upon the conversion of 1,616,000 shares the Company’s Series A Convertible Preferred Stock, par value $100 per share (the “Series A Preferred Stock”), as contemplated by the Company’s Registration Statement on Form S-3 to which this opinion is filed as an exhibit (the “Registration Statement”). The Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”).

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion. Based on the foregoing, and subject to the further assumptions, qualifications and limitations set forth herein, we are of the opinion that the Securities, when issued by the Company upon conversion of shares of Series A Preferred Stock pursuant to the terms and conditions of the Amended Articles of Incorporation of the Company, as amended as of January 22, 2018, will be validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the laws of the State of Ohio, as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction on the opinion expressed herein.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,
/s/ Jones Day

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